Exhibit 10.7

MERCK & CO., INC.
2007 INCENTIVE STOCK PLAN
(as amended effective December 19, 2006)

MERCK & CO., INC.
2007 INCENTIVE STOCK PLAN
(Effective December 19, 2006)
1. Purpose
     The 2007 Incentive Stock Plan (the “Plan”), effective May 1, 2006, is established to encourage employees of Merck & Co., Inc. (the “Company”), its subsidiaries, its affiliates and its joint ventures to acquire Common Stock in the Company (“Common Stock”). It is believed that the Plan will serve the interests of the Company and its stockholders because it allows employees to have a greater personal financial interest in the Company through ownership of, or the right to acquire its Common Stock, which in turn will stimulate employees’ efforts on the Company’s behalf, and maintain and strengthen their desire to remain with the Company. It is believed that the Plan also will assist in the recruitment of employees.
2. Administration
     The Plan shall be administered by the Compensation and Benefits Committee of the Board of Directors of the Company (the “Committee”). A Director of the Company may serve on the Committee only if he or she (i) is a “Non-Employee Director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (ii) satisfies the requirements of an “outside director” for purposes of Section 162(m) of the Internal Revenue Code (the “Code”). The Committee shall be responsible for the administration of the Plan including, without limitation, determining which Eligible Employees receive Incentives, the types of Incentives they receive under the Plan, the number of shares covered by Incentives granted under the Plan, and the other terms and conditions of such Incentives. Determinations by the Committee under the Plan including, without limitation, determinations of the Eligible Employees, the form, amount and timing of Incentives, the terms and provisions of Incentives and the writings evidencing Incentives, need not be uniform and may be made selectively among Eligible Employees who receive, or are eligible to receive, Incentives hereunder, whether or not such Eligible Employees are similarly situated.
     The Committee shall have the responsibility of construing and interpreting the Plan, including the right to construe disputed or doubtful Plan provisions, and of establishing, amending and construing such rules and regulations as it may deem necessary or desirable for the proper administration of the Plan. Any decision or action taken or to be taken by the Committee, arising out of or in connection with the construction, administration, interpretation and effect of the Plan and of its rules and regulations, shall, to the maximum extent permitted by applicable law, be within its absolute discretion (except as otherwise specifically provided herein) and shall be final, binding and conclusive upon the Company, all Eligible Employees and any person claiming under or through any Eligible Employee.
     The Committee, as permitted by applicable state law, may delegate any or all of its power and authority hereunder to the Chief Executive Officer or such other senior member of management as the Committee deems appropriate; provided, however, that the Committee may not delegate its authority with regard to any matter or action affecting an “officer” as such term is defined in Rule 16(a)-1(f) of the Exchange Act (a “Section 16 Officer”) and that no such delegation shall be made in the case of Incentives intended to be qualified under Section 162(m) of the Code.
     For the purpose of this section and all subsequent sections, the Plan shall be deemed to include this Plan and any comparable sub-plans established by subsidiaries which, in the aggregate, shall constitute one Plan governed by the terms set forth herein.
3. Eligibility
     (a) Employees. Regular full-time and part-time employees employed by the Company, its parent, if any, or its subsidiaries, its affiliates and its joint ventures, including officers, whether or not directors of the Company, and employees of a joint venture partner or affiliate of the Company who provide services to the joint venture with such partner or affiliate (each such person, an “Employee”), shall be eligible to participate in the Plan if designated by the Committee (“Eligible Employees”).

     (b) Non-employees. The term “Employee” shall not include any of the following (collectively, “Excluded Persons”): a director who is not an employee or an officer; a person who is an independent contractor, or agrees or has agreed that he/she is an independent contractor; a person who has any agreement or understanding with the Company, or any of its affiliates or joint venture partners that he/she is not an employee or an Eligible Employee, even if he/she previously had been an employee or Eligible Employee; a person who is employed by a temporary or other employment agency, regardless of the amount of control, supervision or training provided by the Company or its affiliates; or a “leased employee” as defined under Section 414 (n) of the Code. An Excluded Person is not an Eligible Employee and cannot receive Incentives even if a court, agency or other authority rules that he/she is a common-law employee of the Company or its affiliates.
     (c) No Right To Continued Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company, its parent, its subsidiaries, its affiliates or its joint ventures to terminate the employment of any participant at any time, nor confer upon any participant the right to continue in the employ of the Company, its parent, its subsidiaries, its affiliates or its joint ventures. No Eligible Employee shall have a right to receive an Incentive or any other benefit under this Plan or having been granted an Incentive or other benefit, to receive any additional Incentive or other benefit. Neither the award of an Incentive nor any benefits arising under such Incentives shall constitute an employment contract with the Company, its parent, its subsidiaries, its affiliates or its joint ventures, and accordingly, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Company without giving rise to liability on the part of the Company, its parent, its subsidiaries, its affiliates or its joint ventures for severance. Except as may be otherwise specifically stated in any other employee benefit plan, policy or program, neither any Incentive under this Plan nor any amount realized from any such Incentive shall be treated as compensation for any purposes of calculating an employee’s benefit under any such plan, policy or program.
4. Term of the Plan
     This Plan shall be effective as of May 1, 2006, subject to the approval of the Plan by a majority of the votes cast at the Annual Meeting of stockholders of the Company on or about April 25, 2006. No Incentive shall be granted under the Plan after April 30, 2011 (or such earlier date that the Plan may be terminated by the Board), but the term and exercise of Incentives granted theretofore may extend beyond that date.
5. Incentives
     Incentives under the Plan may be granted in any one or a combination of (a) Incentive Stock Options (“ISOs”), (b) Nonqualified Options (together with ISOs, “Stock Options”), (c) Stock Appreciation Rights, (d) Restricted Stock Grants, (e) Performance Awards, (f) Share Awards and (g) Phantom Stock Awards (collectively, “Incentives”). All Incentives shall be subject to the terms and conditions set forth herein and to such other terms and conditions as may be established by the Committee. In general, Incentives may not vest, and Stock Options and Stock Appreciation Rights may not be exercisable, earlier than one year from their grant date except in case of an intervening event, such as for example, a change in control of the Company, or the grantee’s death, retirement, termination of the employment caused by the Company, or other event as established by the Committee, or as required by applicable law.
6. Shares Available for Incentives
     (a) Shares Available. Subject to the provisions of Section 6(c), the maximum number of shares of Common Stock of the Company that may be issued under the Plan is 155 million.
          (i) A Stock Option or Stock Appreciation Right shall be counted as one share for purposes of the limit set forth in Section 6(a) at the time of grant. A combination of Tandem SAR and Stock Option, where the exercise of the Tandem SAR or Stock Option results in the cancellation of the other, shall be counted as one share for purposes of the limit set forth in Section 6(a) at the time of grant.
          (ii) A Restricted Stock Grant, Performance Share, Share Award or Phantom Stock Award shall be counted as four shares for purposes of the limit set forth in Section 6(a) at the time of grant.

          (iii) Any shares under this Plan or under the 1991, 1996, 2001 or 2004 Incentive Stock Plans that are not purchased or awarded under an Incentive because such Incentive has lapsed, expired, terminated or been canceled may be used for the further grant of Incentives under the Plan.
          (iv) Notwithstanding anything to the contrary: (a) shares tendered in payment of the exercise price of a Stock Option shall not be added to the maximum share limitations described above; (b) shares withheld by the Company to satisfy the tax withholding obligation shall not be added to the maximum share limitations described above; and (c) all shares covered by a Stock Appreciation Right, to the extent that it is exercised and whether or not shares of Common Stock are actually upon exercise of the right, shall be considered issued or transferred pursuant to the Plan.
          (v) Incentives and similar awards issued by an entity that is merged into or with the Company, acquired by the Company or otherwise involved in a similar corporate transaction with the Company are not considered issued under this Plan. Shares under this Plan may be delivered by the Company from its authorized but unissued shares of Common Stock or from issued and reacquired Common Stock held as treasury stock, or both. In no event shall fractional shares of Common Stock be issued under the Plan.
     (b) Limit on an Individual’s Incentives. In any calendar year, no Eligible Employee may receive (i) with respect to Incentives denominated with respect to shares of Common Stock, Incentives covering more than 3 million shares of the Company’s Common Stock (such number of shares shall be counted as provided in Section 6(a) and shall be adjusted in accordance with Section 6(c)), or (ii) with respect to Incentives denominated in cash, Incentives with a fair market value exceeding that of 3 million shares of Common Stock determined as of the date such Incentive is granted.
     (c) Adjustment of Shares. In the event of a reorganization, recapitalization, stock split, stock dividend, extraordinary cash dividend, combination of shares, merger, consolidation, rights offering, spin off, split off, split up or other similar change in the capital structure of the Company, the Committee shall make equitable adjustments to (i) the number and kind of shares authorized for issuance under the Plan, (ii) the number and kind of shares subject to outstanding Incentives, (iii) the option price of Stock Options and (iv) the grant value of Stock Appreciation Rights. Any such determination shall be final, binding and conclusive on all parties.
7. Stock Options
     The Committee may grant options qualifying as ISOs as defined in Section 422 of the Code, and options other than ISOs (“Nonqualified Options”). Such Stock Options shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:
     (a) Stock Option Price. The option price per share with respect to each Stock Option shall be determined by the Committee, but shall not be less than 100 percent of the fair market value of the Common Stock on the date the Stock Option is granted, as determined by the Committee.
     (b) Period of Stock Option. The period of each Stock Option shall be fixed by the Committee, provided that the period for all Stock Options shall not exceed ten years from the grant, provided further, however, that, in the event of the death of an Optionee prior to the expiration of a Nonqualified Option, such Nonqualified Option may, if the Committee so determines, be exercisable for up to eleven years from the date of the grant. The Committee may, subsequent to the granting of any Stock Option, extend the term thereof, but in no event shall the extended term exceed ten years from the original grant date.
     (c) Exercise of Stock Option and Payment Therefore. No shares shall be issued until full payment of the option price has been made. The option price may be paid in cash or, if the Committee determines, in shares of Common Stock, a combination of cash and shares of Common Stock, or through a cashless exercise procedure that allows grantees to sell immediately some or all of the shares underlying the exercised portion of the Option in order to generate sufficient cash to pay the option price. If the Committee approves the use of shares of Common Stock as a payment method, the Committee shall establish such conditions as it deems appropriate for the use of Common Stock to exercise a Stock Option. Stock Options awarded under the Plan shall be exercised through such procedure or program as the Committee may establish or define from time to time, which may include a designated broker that must be used in exercising such Stock Options. The

Committee may establish rules and procedures to permit an option holder to defer recognition of gain upon the exercise of a Stock Option.
     (d) First Exercisable Date. The Committee shall determine how and when shares covered by a Stock Option may be purchased. The Committee may establish waiting periods, the dates on which Stock Options become exercisable or “vested” and, subject to paragraph (b) of this section, exercise periods. The Committee may accelerate the exercisability of any Stock Option or portion thereof.
     (e) Termination of Employment. Unless determined otherwise by the Committee, upon the termination of a Stock Option grantee’s employment (for any reason other than gross misconduct), Stock Option privileges shall be limited to the shares that were immediately exercisable at the date of such termination. The Committee, however, in its discretion, may provide that any Stock Options outstanding but not yet exercisable upon the termination of a Stock Option grantee’s employment may become exercisable in accordance with a schedule determined by the Committee. Such Stock Option privileges shall expire unless exercised within such period of time after the date of termination of employment as may be established by the Committee, but in no event later than the expiration date of the Stock Option.
     (f) Termination Due to Misconduct. If a Stock Option grantee’s employment is terminated for gross misconduct, as determined by the Company, all rights under the Stock Option shall expire upon the date of such termination.
     (g) Limits on ISOs. Except as may otherwise be permitted by the Code, an Eligible Employee may not receive a grant of ISOs for stock that would have an aggregate fair market value in excess of $100,000 (or such other amount as the Internal Revenue Service may decide from time to time), determined as of the time that the ISO is granted, that would be exercisable for the first time by such person during any calendar year. If any grant is made in excess of the limits provided in the Code, such grant shall automatically become a Nonqualified Option.
     (h) No dividend equivalents. Anything in the Plan to the contrary notwithstanding, no dividends or dividend equivalents may be paid on Stock Options.
8. Stock Appreciation Rights
     The Committee may, in its discretion, grant a right to receive the appreciation in the fair market value of shares of Common Stock (“Stock Appreciation Right”) either singly or in combination with an underlying Stock Option granted hereunder. Such Stock Appreciation Right shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:
     (a) Time and Period of Grant. If a Stock Appreciation Right is granted with respect to an underlying Stock Option (a “Tandem SAR”), it may be granted at the time of the Stock Option grant or at any time thereafter but prior to the expiration of the Stock Option grant. At the time the Tandem SAR is granted the Committee may limit the exercise period for such Stock Appreciation Right, before and after which period no Stock Appreciation Right shall attach to the underlying Stock Option. In no event shall the exercise period for a Tandem SAR exceed the exercise period for such Stock Option. If a Stock Appreciation Right is granted without an underlying Stock Option (a “Stand Alone SAR”), the period for exercise of the Stock Appreciation Right shall be set by the Committee.
     (b) Value of Stock Appreciation Right. The grantee of a Tandem SAR will be entitled to surrender the Stock Option which is then exercisable and receive in exchange therefore an amount equal to the excess of the fair market value of the Common Stock on the date the election to surrender is received by the Company in accordance with exercise procedures established by the Company over the Stock Option price (the “Spread”) multiplied by the number of shares covered by the Stock Option which is surrendered. The grantee of a Stand Alone SAR will receive upon exercise of the Stock Appreciation Right an amount equal to the excess of the fair market value of the Common Stock on the date the election to surrender such Stand Alone SAR is received by the Company in accordance with exercise procedures established by the Company over the fair market value of the Common Stock on the date of grant multiplied by the number of shares covered by the grant of the Stand Alone SAR. Notwithstanding the foregoing, in its sole discretion the Committee at the time it grants a Stock Appreciation Right may provide that the Spread covered by such Stock Appreciation Right may not exceed a specified amount.
     (c) Payment of Stock Appreciation Right. Payment of a Stock Appreciation Right shall be in the form of shares of Common Stock, cash or any combination of shares and cash. The form of payment upon exercise of such a right shall be determined by the Committee either at the time of grant of the Stock Appreciation Right or at the time of exercise of the Stock Appreciation Right.
     (d) No dividend equivalents. Anything in the Plan to the contrary notwithstanding, no dividends or dividend equivalents may be paid on Stock Appreciation Rights.
9. Performance Awards
     The Committee may grant awards denominated in shares of Common Stock (“Performance Shares”), or denominated in dollars(“Performance Units”) if the performance of the Company or its parent or any subsidiary, division, affiliate or joint venture of the Company selected by the Committee during the Award Period meets certain goals established by the Committee (“Performance Awards”). Performance Awards shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:
     (a) Award Period and Performance Goals. The Committee shall determine and include in a Performance Share Award grant the period of time for which a Performance Share Award is made (“Award Period”). The Committee also shall establish performance objectives (“Performance Goals”) to be met by the Company, its parent, subsidiary, division, affiliate or joint venture of the Company during the Award Period as a condition to payment of the Performance Award. The Performance Goals may include share price, pre-tax profits, earnings per share, return on stockholders’ equity, return on assets, sales, net income, total shareholder return or any combination of the foregoing or, solely for an Award not intended to constitute “performance-based compensation” under Section 162(m) of the Code, any other financial or other measurement established by the Committee. The Performance Goals may include minimum and optimum objectives or a single set of objectives.
     (b) Payment of Performance Awards. The Committee shall establish the method of calculating the amount of payment to be made under a Performance Award if the Performance Goals are met, including the fixing of a maximum payment. After the completion of an Award Period, the performance of the Company, its parent, subsidiary, division, affiliate or joint venture of the Company shall be measured against the Performance Goals, and the Committee shall determine, in accordance with the terms of such Performance Award, whether all, none or any portion of a Performance Award shall be paid. The Committee, in its discretion, may elect to make payment in shares of Common Stock, cash or a combination of shares and cash. Any cash payment shall be based on the fair market value of shares of Common Stock on, or as soon as practicable prior to, the date of payment. The Committee may establish rules and procedures to permit a grantee to defer recognition of income upon the attainment of a Performance Award.
     (c) Revision of Performance Goals. As to any Award not intended to constitute “performance-based compensation” under Section 162(m) of the Code, at any time prior to the end of an Award Period, the Committee may revise the Performance Goals and the computation of payment if unforeseen events occur which have a substantial effect on the performance of the Company, its parent, subsidiary, division, affiliate or joint venture of the Company and which, in the judgment of the Committee, make the application of the Performance Goals unfair unless a revision is made.
     (d) Requirement of Employment. A grantee of a Performance Award must remain in the employ of the Company, its parent, subsidiary, affiliate or joint venture until the completion of the Award Period in order to be entitled to payment under the Performance Award; provided that the Committee may, in its discretion, provide for a full or partial payment where such an exception is deemed equitable.
     (e) Dividends. The Committee may, in its discretion, at the time of the granting of a Performance Award, provide that any dividends declared on the Common Stock during the Award Period, and which would have been paid with respect to Performance Shares had they been owned by a grantee, be (i) paid to the grantee, or (ii) accumulated for the benefit of the grantee and used to increase the number of Performance Shares of the grantee or (iii) not paid or accumulated.

10. Restricted Stock Grants
     The Committee may award actual shares of Common Stock (“Restricted Stock”) or phantom shares of Common Stock (“Restricted Stock Units”) to an Eligible Employee, which shares shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe (“Restricted Stock Grants”).
     (a) Requirement of Employment. A grantee of a Restricted Stock Grant must remain in the employment of the Company during a period designated by the Committee (“Restricted Period”) in order to receive the shares, cash or combination thereof under the Restricted Stock Grant. If the grantee leaves the employment of the Company prior to the end of the Restricted Period, the Restricted Stock Grant shall terminate and any shares of Common Stock shall be returned immediately to the Company, provided that the Committee may, at the time of the grant, provide for the employment restriction to lapse with respect to a portion or portions of the Restricted Stock Grant at different times during the Restricted Period. The Committee may, in its discretion, also provide for such complete or partial exceptions to the employment restriction as it deems equitable.
     (b) Restrictions on Transfer and Legend on Stock Certificates. During the Restricted Period, the grantee may not sell, assign, transfer, pledge or otherwise dispose of the Restricted Stock Grant, including but not limited to any shares of Common Stock. Any certificate for shares of Common Stock issued hereunder shall contain a legend giving appropriate notice of the restrictions in the grant.
     (c) Escrow Agreement. The Committee may require the grantee to enter into an escrow agreement providing that any certificates representing the Restricted Stock Grant will remain in the physical custody of an escrow holder until all restrictions are removed or expire.
     (d) Lapse of Restrictions. All restrictions imposed under the Restricted Stock Grant shall lapse upon the expiration of the Restricted Period if the conditions as to employment set forth above have been met. The grantee shall then be entitled to have the legend removed from any certificates for Restricted Stock. Restricted Stock Units may be paid in the form of shares of Common Stock, cash or any combination of shares and cash as determined by the Committee. The Committee may establish rules and procedures to permit a grantee to defer recognition of income upon the expiration of the Restricted Period.
     (e) Dividends. The Committee may, in its discretion, at the time of the Restricted Stock Grant, provide that any dividends declared on Common Stock during the Restricted Period or dividend equivalents be (i) paid to the grantee, or (ii) accumulated for the benefit of the grantee and paid to the grantee only after the expiration of the Restricted Period or (iii) not paid or accumulated.
     (f) Performance Goals. The Committee may designate whether any Restricted Stock Grant is intended to be “performance-based compensation” as that term is used in Section 162(m) of the Code. Any such Restricted Stock Grant designated to be “performance-based compensation” shall be conditioned on the achievement of one or more Performance Goals (as defined in Section 9(a)), to the extent required by Section 162(m).
11. Other Share-Based Awards
     The Committee may grant an award of actual shares of common stock (a “Share Award”) or phantom shares of common stock (a “Phantom Stock Award”) to any Eligible Employee on such terms and conditions as the Committee may determine in its sole discretion. Share Awards may be made as additional compensation for services rendered by the Eligible Employee or may be in lieu of cash or other compensation to which the Eligible Employee is entitled from the Company.
12. Transferability
     Each ISO granted under the Plan shall not be transferable other than by will or the laws of descent and distribution; each other Incentive granted under the Plan will not be transferable or assignable by the recipient, and may not be made subject to execution, attachment or similar procedures, other than by will or the laws of descent and distribution or as determined by the Committee in accordance with the Exchange Act or any other applicable law or regulation. Notwithstanding the foregoing, the Committee, in its discretion, may adopt rules permitting the transfer, solely as gifts during the grantee’s lifetime, of Stock Options (other than ISOs) to members of a grantee’s immediate family or to trusts, family partnerships or similar entities for the benefit of such immediate family members. For this purpose, immediate family member means the grantee’s spouse, parent, child, stepchild, grandchild and the spouses of such family members. The terms of a Stock Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the grantee.
13. Discontinuance or Amendment of the Plan
     The Board of Directors may discontinue the Plan at any time and may from time to time amend or revise the terms of the Plan as permitted by applicable statutes, except that it may not, without the consent of the grantees affected, revoke or alter, in a manner unfavorable to the grantees of any Incentives hereunder, any Incentives then outstanding, nor may the Board amend the Plan without stockholder approval where the absence of such approval would cause the Plan to fail to comply with Rule 16b-3 under the Exchange Act, or any other requirement of applicable law or regulation. Notwithstanding the foregoing, without consent of affected grantees, Incentives may be amended, revised or revoked when necessary to avoid penalties under Section 409A of the Internal Revenue Code of 1986, as amended. Unless approved by the Company’s stockholders or as otherwise specifically provided under this Plan, no adjustments or reduction of the exercise price of any outstanding Incentives shall be made in the event of a decline in stock price, either by reducing the exercise price of outstanding Incentives or through cancellation of outstanding Incentives in connection with regranting of Incentives at a lower price to the same individual.
14. No Limitation on Compensation
     Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees, in cash or property, in a manner which is not expressly authorized under the Plan.
15. No Constraint on Corporate Action
     Nothing in the Plan shall be construed (i) to limit, impair or otherwise affect the Company’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell or transfer all or any part of its business or assets, or (ii) except as provided in Section 13, to limit the right or power of the Company, its parent, or any subsidiary, affiliate or joint venture to take any action which such entity deems to be necessary or appropriate.
16. Withholding Taxes
     The Company shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Eligible Employee to pay to it such tax prior to and as a condition of the making of such payment. In accordance with any applicable administrative guidelines it establishes, the Committee may allow an Eligible Employee to pay the amount of taxes required by law to be withheld from an Incentive by withholding from any payment of Common Stock due as a result of such Incentive, or by permitting the Eligible Employee to deliver to the Company, shares of Common Stock having a fair market value, as determined by the Committee, equal to the amount of such required withholding taxes.
17. Compliance with Section 16
     With respect to Eligible Employees who are Section 16 Officers, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the Exchange Act. To the extent that compliance with any Plan provision applicable solely to the Section 16 Officers is not required in order to bring a transaction by such Section 16 Officer into compliance with Rule 16b-3, it shall be deemed null and void as to such transaction, to the extent permitted by law and deemed advisable by the Committee and its delegees. To the extent any provision of the Plan or action by the Plan administrators involving such Section 16 Officers is deemed not to comply with an applicable condition of Rule 16b-3, it shall be deemed null and void as to such Section 16 Officers, to the extent permitted by law and deemed advisable by the Plan administrators.

18. Use of Proceeds
     Any proceeds received by the Company under the Plan shall be added to the general funds of the Company and shall be used for such corporate purposes as the Board of Directors shall direct.
19. Governing Law
     The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of New Jersey without giving effect to the principles of conflicts of laws.
20. Offset and Suspension of Exercise
     Anything to the contrary in the Plan notwithstanding, the Plan administrators may (i) offset any Incentive by amounts reasonably believed to be owed to the Company by the grantee and (ii) disallow an Incentive to be exercised or otherwise payable during a time when the Company is investigating reasonably reliable allegations of gross misconduct by the grantee.
21. Effect of a Change in Control.
     (a) Options.
1. Vesting of Options Other Than Key R&D Options. Upon the occurrence of a Change in Control, each Stock Option which is outstanding immediately prior to the Change in Control, other than the Key R&D Options, shall immediately become fully vested and exercisable.
2. Vesting of Key R&D Options.
(i) Subject to Section 21(a)(2)(ii), upon the occurrence of a Change in Control, each Key R&D Option shall continue to be subject to the performance-based vesting schedule applicable thereto immediately prior to the Change in Control.
(ii) Notwithstanding Section 21(a)(2)(i), if the Stock Options do not continue to be outstanding following the Change in Control or are not exchanged for or converted into options to purchase securities of a successor entity (“Successor Options”), then, upon the occurrence of a Change in Control, all or a portion of each Key R&D Option shall immediately vest and become exercisable in the following percentages: (A) if such Key R&D Option’s first milestone has not been reached before the date of the Change in Control, 14% of the then-unvested portion of the Key R&D Option shall vest and become exercisable and the remainder shall be forfeited; (B) if only such Key R&D Option’s first milestone has been reached before the date of the Change in Control, 42% of the then-unvested portion of the Key R&D Option shall vest and become exercisable and the remainder shall be forfeited; and (C) if such Key R&D Option’s first and second milestones have been reached before the date of the Change in Control, 100% of the then-unvested portion of the Key R&D Option shall vest and become exercisable.
3. Post-Termination Exercise Period. If Stock Options continue to be outstanding following the Change in Control or are exchanged for or converted into Successor Options, then the portion of such Stock Options or such Successor Options, as applicable, that is vested and exercisable immediately following the termination of employment of the holder thereof after the Change in Control shall remain exercisable following such termination for five years from the date of such termination (but not beyond the remainder of the term thereof) (provided, however, that, if such termination is by reason of gross misconduct, death or retirement (as these terms are applied to awards granted under the Plan), then those provisions of the Plan that are applicable to a termination by reason of gross misconduct, death or retirement shall apply to such termination).
4. Cashout of Stock Options. If the Stock Options do not continue to be outstanding following the Change in Control and are not exchanged for or converted into Successor Options, each holder of a vested and exercisable option shall be entitled to receive, as soon as practicable following the Change in Control, for each share of Common Stock subject to a vested and exercisable option, an amount of cash determined by the Committee prior to the Change in Control but in no event less than the excess of the Change in Control

Price over the exercise price thereof (subject to any existing deferral elections then in effect). If the consideration to be paid in a Change in Control is not entirely shares of common stock of an acquiring or resulting corporation, then the Committee may, prior to the Change in Control, provide for the cancellation of outstanding Stock Options at the time of the Change in Control in whole or in part for cash pursuant to this Section 21(a)(4) or may provide for the exchange or conversion of outstanding Stock Options at the time of the Change in Control in whole or in part, and, in connection with any such provision, may (but shall not be obligated to) permit holders of Stock Options to make such elections related thereto as it determines are appropriate.
     (b) Restricted Stock Grants and Performance Share Awards.
1. Vesting of Restricted Stock Grants. Upon the occurrence of a Change in Control, each unvested Restricted Stock Grant which is outstanding immediately prior to the Change in Control under the Plan shall immediately become fully vested.
2. Vesting of Performance Award. Upon the occurrence of a Change in Control, each unvested Performance Award which is outstanding immediately prior to the Change in Control under the Plan shall immediately become vested in an amount equal to the PSU Pro Rata Amount.
3. Settlement of Restricted Stock Grants and Performance Awards.
(i) If the Common Stock continues to be widely held and freely tradeable following the Change in Control or is exchanged for or converted into securities of a successor entity that are widely held and freely tradeable, then the vested Incentives shall be paid in shares of Common Stock or such other securities as soon as practicable after the date of the Change in Control, or in the form of cash with respect to Performance Units (subject to any existing deferral elections then in effect).
(ii) If the Common Stock does not continue to be widely held and freely tradeable following the Change in Control and is not exchanged for or converted into securities of a successor entity that are widely held and freely tradeable, then the vested Incentives shall be paid in cash as soon as practicable after the date of the Change in Control (subject to any existing deferral elections then in effect).
(c) Other Provisions.
1. Except to the extent required by applicable law, for the entirety of the Protection Period, the material terms of the Plan shall not be modified in any manner that is materially adverse to the Qualifying Participants (it being understood that this Section 21(c) shall not require that any specific type or levels of equity awards be granted to Qualifying Participants following the Change in Control).
2. During the Protection Period, the Plan may not be amended or modified to reduce or eliminate the protections set forth in Section 21(c)(1) and may not be terminated.
3. The Company shall pay all legal fees and related expenses (including the costs of experts, evidence and counsel) reasonably and in good faith incurred by a Qualifying Participant if the Qualifying Participant prevails on his or her claim for relief in an action (x) by the Qualifying Participant claiming that the provisions of Section 21(c)(1) or 21(c)(2) of the Plan have been violated (but, for avoidance of doubt, excluding claims for plan benefits in the ordinary course) and (y) if applicable, by the Company or the Qualifying Participant’s employer to enforce post-termination covenants against the Qualifying Participant.
(d) Definitions. For purposes of this Section 21, the following terms shall have the following meanings:
1. “Change in Control” shall have the meaning set forth in the Company’s Change in Control Separation Benefits Plan; provided, however, that, as to any award under the Plan that consists of deferred compensation subject to Section 409A of the Code, the definition of “Change in Control” shall be deemed modified to the extent necessary to comply with Section 409A of the Code.

2. “Change in Control Price” shall mean, with respect to a share of Common Stock, the higher of (A) the highest reported sales price, regular way, of such share in any transaction reported on the New York Stock Exchange Composite Tape or other national exchange on which such shares are listed or on the NASDAQ National Market during the ten-day period prior to and including the date of a Change in Control and (B) if the Change in Control is the result of a tender or exchange offer, merger, or other, similar corporate transaction, the highest price per such share paid in such tender or exchange offer, merger or other, similar corporate transaction; provided that, to the extent all or part of the consideration paid in any such transaction consists of securities or other noncash consideration, the value of such securities or other noncash consideration shall be determined by the Committee.
3. “Key R&D Options” shall mean those performance-based options granted to employees under the Key Research and Development Program described in the applicable Schedule to the Rules and Regulations for the Plan.
4. “Protection Period” shall mean the period beginning on the date of the Change in Control and ending on the second anniversary of the date of the Change in Control.
5. “PSU Pro Rata Amount” shall mean for each Performance Award, the amount determined by the Committee when it grants Performance Awards.
6. “Qualifying Participants” shall mean those individuals who participate in the Plan (whether as current or former employees) as of immediately prior to the Change in Control.